UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2024

GOLUB CAPITAL DIRECT LENDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

maryland	814-01412	87-1489837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY	10166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On September 19, 2024, Golub Capital Direct Lending Corporation (the "Company"), GDLC Funding LLC (“GDLC Funding”), a direct wholly-owned subsidiary of the Company, GDLC Feeder Fund, L.P. ("GDLC Feeder") and Golub Onshore GP 3, LLC ("Feeder GP"), exercised the option pursuant to the documents governing the revolving credit facility (the “PNC Credit Facility”) initially entered into on March 21, 2022, by and among the Company, GDLC Funding, GDLC Feeder, Feeder GP, PNC Bank, National Association, as administrative agent for the secured parties, the collateral agent, and a lender, PNC Capital Markets LLC, as structuring agent, and the lenders from time to time party thereto to decrease the borrowing capacity under the PNC Credit Facility from $220.0 million to $110.0 million, effective as of September 26, 2024. The other material terms of the PNC Credit Facility remain unchanged.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Direct Lending Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL DIRECT LENDING CORPORATION

Date: September 25, 2024	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer